EXHIBIT 8.1

List of Subsidiaries of Shinhan Financial Group Co., Ltd.

Shinhan Bank Co., Ltd

Shinhan Card Co., Ltd

Shinhan Investment Corp.

Shinhan Life Insurance Co., Ltd.

Shinhan Capital Co., Ltd.

Jeju Bank

Shinhan BNP Paribas Asset Management Co., Ltd.

Shinhan Credit Information Co., Ltd.

Shinhan Data System

Shinhan Private Equity Inc.

SHC Management Co., Ltd.

Shinhan Asia Ltd., Hong Kong (incorporated in Hong Kong)

Shinhan Bank America (incorporated in United States)

Shinhan Bank Canada (incorporated in Canada)

Shinhan Bank China Limited (incorporated in People’s Republic China)

Shinhan Bank Europe GmbH (incorporated in Germany)

Shinhan Bank Japan (incorporated in Japan)

Shinhan Vietnam Bank (incorporated in Vietnam)

Shinhan Vina Bank (incorporated in Vietnam)

Shinhan Bank Kazakhstan (incorporated in Kazakhstan)

Shinhan Khmer Bank (incorporated in Cambodia)

Shinhan AITAS Co., Ltd

Shinhan–KT Mobile Card Co., Ltd

Shinhan Investment Corp. Asia Ltd (incorporated in Hong Kong)

Shinhan Investment Corp. Europe Ltd. (incorporated in United Kingdom)

Shinhan Investment Corp. USA (incorporated in United States)

Shinhan NPS Private Equity Fund

Petra PEF

Shinhan Private Equity Fund 2nd

Shinhan Maritime Private Equity Fund 1st

KOFC Shinhan Frontier Champ 2010-4 PEF Investment Corp.

Shinhan BNP Paribas Asset Management (Hong Kong) Limited (incorporate in Hong Kong)

Other than as otherwise noted herein, all of our subsidiaries are incorporated in Korea.